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                                   PROMISSORY NOTE

$12,550,000.00                      Houston, Texas               August 29, 1996

     1. FOR VALUE RECEIVED, the undersigned IPOP MANAGEMENT, INC., a Delaware corporation (hereinafter called "MAKER"), with offices at 11104 West Airport Boulevard, Suite 200, Stafford, Texas 77477, hereby agrees and promises to pay to the order of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation, (which along with subsequent holders of this Note, and their successors or assigns, is hereinafter called "PAYEE"), at 2929 Allen Parkway, 34th Floor, Houston, Harris County, Texas 77019, Attention: Director - Mortgage Loans, or at such other place as Payee may from time to time designate in writing, the principal sum of TWELVE MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($12,550,000.00) in lawful money of the United States of America, with interest on the principal balance from time to time remaining unpaid from the date of advancement until maturity at the rate of seven and seven-eights percent (7.875%) per annum, said principal and interest being payable in the manner and form as follows:

     a.   An installment of interest on the unpaid principal balance hereof from
          the       date of funding through August 31, 1996, shall be due and
          payable at the funding of this Note.

     b. Thereafter, this Note shall be payable in one hundred nineteen (119) consecutive monthly installments of principal and interest in the amount of $151,439.00 each (calculated on the basis of a 360-day year and an amortization period of ten (10) years); the first installment shall be due and payable on October 1, 1996, and a like installment shall be due and payable on the first day of each of the next one hundred eighteen (118) calendar months.

     c. A FINAL INSTALLMENT IN THE AMOUNT OF THE ENTIRE UNPAID PRINCIPAL BALANCE HEREOF TOGETHER WITH ACCRUED AND UNPAID INTEREST THEREON SHALL BE DUE AND PAYABLE ON SEPTEMBER 1, 2006 (THE "MATURITY DATE").

     2. Each payment shall be credited first to prepayment fees or other charges hereunder (other than interest), then to accrued interest and the remainder to the unpaid principal on this Note, and interest shall thereupon cease upon the principal so credited.

     3. Should default be made in payment of any of the indebtedness evidenced hereby, after the entire principal amount hereof shall have become due and payable, whether by acceleration, at maturity or otherwise, the entire unpaid principal balance and accrued, but unpaid, interest on this Note shall bear interest at the lesser of (i) the Maximum Lawful Rate (as hereinafter defined) or (ii) the rate of eighteen percent (18%) per annum.

     4. In the event that any payment required hereunder or under the "SECURITY INSTRUMENTS" (as hereinafter defined) shall not be made within ten
(10) days after the date due, a late charge equal to the lesser of (i) an amount which, when added to all other amounts constituting "interest" under applicable state or federal law, does not exceed the Maximum Lawful Rate or (ii) four percent (4%) of the amount of any such delinquent payment so overdue, may be charged by Payee for the purpose of defraying the expense incident to handling such delinquent payment. Such late charge represents the reasonable estimate of Payee and Maker of a fair average compensation for the loss that may be sustained by Payee due to the failure of Maker to make timely payments. Such late charge shall be paid without prejudice to the right of Payee to collect any other amounts provided to be paid or to declare a default hereunder or under the Security Instruments.



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     5.   Prepayment of this Note shall be permitted only in accordance with the following terms and conditions:

          (1) Maker shall have the right to prepay the entire outstanding principal balance (but not any lesser amount) of this Note on any regular monthly installment date for the payment of principal and interest hereunder, provided that (i) Payee shall have received at least sixty (60) days' prior written notice (the "NOTICE") of such full prepayment, (ii) at the time specified in the Notice for any prepayment there shall be no default under this Note or under any of the other Security Instruments, and (iii) such prepayment is accompanied by a prepayment fee in an amount equal to the lesser of (x) an amount which, when added to all other sums received, charged, or contracted for by Payee which are interest or are deemed to be interest by applicable laws, does not exceed the maximum non-usurious rate that may be received, charged, or contracted for by Payee under applicable laws from time to time in effect (the "MAXIMUM LAWFUL RATE") or (y) the greater of an amount calculated as set forth in Paragraphs (a) or (b) (as applicable), below:

               (a) at the time of receipt by Payee of the Notice, the difference between (i) the then present value of all unpaid installments of principal and interest due and payable under this Note, calculated from the date of the proposed prepayment to the Maturity Date, discounted at the "Reinvestment Rate" (as hereinafter defined), and (ii) the outstanding principal balance under this Note on the date of the proposed prepayment; or

               (b) one percent (1%) of the then outstanding principal balance of this Note.

As used in this Note, "REINVESTMENT RATE" shall be the yield to maturity on a United States treasury bond or note (the choice of which security to be used for such purposes being in the sole discretion of Payee) having maturity date of September 1, 2006 (or the maturity date closest thereto if no such bond or note has a maturity date of September 1, 2006).

          (2) If Payee shall at any time come into possession of proceeds resulting from an acceleration of the maturity of this Note, tender prior to foreclosure, foreclosure, or any other reason, (other than application of insurance or condemnation proceeds) such possession shall be deemed to be and shall be treated as a voluntary prepayment hereunder and consequently there shall be added to the outstanding unpaid principal sum of this Note as additional indebtedness immediately due and payable hereunder and secured by the Security Instruments, a prepayment fee calculated pursuant to Paragraph 5.(1) above. There shall be no prepayment penalty or premium in connection with the application of insurance proceeds or condemnation awards.

          (3)  Upon receipt by Payee of the Notice, Payee shall, within thirty
(30) days thereafter, give notice to Maker of the Reinvestment Rate and, if applicable, the amount of the prepayment fee payable under Paragraph 5.(1) above. Determination of the Reinvestment Rate and the amount of any such prepayment fee by Payee shall be binding on Maker absent manifest mathematical error.

          (4) If Maker gives Payee the Notice as herein provided and thereafter fails to prepay this Note (with payment of the applicable prepayment fee) at the time specified in the Notice, such failure shall constitute a default hereunder and, without further notice by Payee, entitle Payee, at its option, to accelerate the maturity of this Note and exercise any and all remedies available to Payee under the Security Instruments.

          (5) Notwithstanding any provisions to the contrary contained herein, there shall be no prepayment premium or fee payable hereunder with respect to prepayments made in accordance with the



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terms hereof during the last ninety (90) days prior to the Maturity Date provided that Payee shall have timely received the Notice.

     6. This Note is secured by all security interests, rights, titles, liens, assignments, claims and equities, whether expressed or implied (the "SECURITY INSTRUMENTS") executed by Maker (or any other party) in favor of Payee pertaining to and securing this Note, including those executed simultaneously herewith, those executed heretofore and those executed hereafter, and including specifically, and without limitation, that certain Deed of Trust and Security Agreement of even date herewith (the "DEED OF TRUST") executed by Maker covering approximately 15.26 acres of land in Stafford, Fort Bend County, Texas, together with all buildings and improvements now or hereafter erected thereon (hereinafter called the "MORTGAGED PROPERTY"), all as more fully set forth and described in such instrument. This Note is additionally secured by that certain Limited Guaranty of even date herewith executed by Input/Output, Inc. (the "Guarantor").

     7. It is expressly agreed that time is of the essence of this agreement, and this Note shall become immediately due and payable at the option of Payee, without presentment or demand or any notice (including, without limitation, notice of intent to accelerate or notice of acceleration) to Maker, (i) on Maker's failure to pay any installment hereon on the date such installment is due, (ii) upon an event of default under the terms of any Security Instrument, or (iii) if any event occurs or condition exists which authorizes the acceleration of maturity hereof under any agreement made by Maker in connection with the Security Instruments. Upon the occurrence of any such event, Payee shall also have the right to exercise any and all other rights, remedies and recourses now or hereafter existing under any Security Instrument, in equity or at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens securing this Note. Failure to exercise any such option, rights or remedies shall not constitute a waiver on the part of Payee of the right to exercise said option, right or remedy at any other time.

     8. If (i) Payee retains an attorney to collect, enforce or defend this Note or any of the other Security Instruments or (ii) Payee shall become a party, either as plaintiff or as defendant, in any suit or legal proceeding in relation to the Mortgaged Property or any of the other collateral securing payment of this Note (the "OTHER COLLATERAL"), or (iii) Maker or any subsequent owner of an interest in the Mortgaged Property or the Other Collateral is the subject of any bankruptcy, probate or receivership proceeding, or (iv) Maker or anyone claiming by, through, or under Maker (including without limitation any subsequent owner of an interest in the Mortgaged Property or the Other Collateral) sues Payee in connection with this Note or any of the Security Instruments and does not prevail against Payee, then in any such event Maker agrees to pay to Payee, in addition to principal and interest, all reasonable costs and expenses incurred by Payee in connection with such collection, enforcement, defense, suit or proceeding, including without limitation reasonable attorneys' fees, regardless of whether incurred in connection with any bankruptcy, probate, receivership or other court proceedings (whether at the trial or the appellate level).

     9. It is the intention of the parties hereto to comply with the usury laws of the State of Texas and of the United States of America; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note or in any Security Instrument, no such provision shall require the payment of or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any Security Instrument, whether as a result of prepayment, acceleration of maturity or otherwise, then in such event
(a) the provisions of this paragraph shall govern and control, (b) neither the Maker nor its successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Lawful Rate, and the same shall be construed as a mutual mistake of the parties and, (c) any such excess which may have been collected shall be, at the option of Payee, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. Maker hereby agrees to pay an



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effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced hereby, including without limitation any commitment fee and any other fees to be paid by Maker pursuant to the provisions of the Security Instruments and any commitment relating to the loan evidenced hereby. All sums paid or agreed to be paid the Payee or holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by the usury laws applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of this Note.

     10. Maker and all sureties, endorsers, and guarantors of this Note jointly and severally (i) waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notices of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any party primarily or secondarily liable hereon, (iii) agree that Payee shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against any security hereof in order to enforce payment of this Note by them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     11.  [Intentionally Deleted.]

     12. By its execution of this Note, Maker warrants and represents to Payee that the loan proceeds will be utilized exclusively for commercial, investment, or business purposes, and no loan proceeds will be used for personal, family, or household purposes.

     13. THIS NOTE IS EXECUTED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS PREEMPTED OR CONTROLLED BY THE LAWS OF THE UNITED STATES OF AMERICA.

     14. Maker acknowledges that the Deed of Trust securing this Note contains certain provisions restricting the conveyance, transfer or further conveyance or further encumbrance of the Mortgaged Property.

     15. This Note is intended to be performed in accordance with and only to the extent permitted by all applicable law. If any portion of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable, neither the remainder of this instrument nor the application of such provisions to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     16. The liability of Maker for failure to perform Maker's obligations hereunder or under the Deed of Trust and the other Security Instruments is expressly limited to the security for payment of this Note, the same being all properties, rights, and estates subject to the Security Instruments, and Payee agrees not to seek any damages or money judgment against Maker for any default on the part of Maker under this Note or any of the Security Instruments. Notwithstanding anything to the contrary contained in this Note or in any of the Security Instruments, and notwithstanding any delay on the part of Payee in exercising any right, power or remedy in connection with any default under this Note, the Deed of Trust or any of the other Security Instruments, Payee shall have full recourse against Maker, and Maker shall be personally liable for and shall promptly account (by delivery of funds) to Payee for (a) all condemnation awards and proceeds and insurance proceeds received by Maker or Guarantor (to the extent same have not theretofore been applied toward



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payment of the sums due under this Note or used for repair of the Mortgaged
Property and, with respect to such insurance proceeds which represent proceeds paid under any rent insurance, business interruption insurance or other similar types of insurance, to the additional extent such rent, business interruption or other similar insurance proceeds have not theretofore been applied toward the payment of taxes and insurance premiums);
(b) all amounts necessary to repair any damage to the Mortgaged Property, excluding normal wear and tear, caused by acts or omissions of Maker, its agents, employees, or contractors (c) all security deposits; (d) failure to pay, in accordance with the Deed of Trust, taxes, assessments or other charges which can create liens on any portion of the Mortgaged Property or the Other Collateral and are payable hereunder or under the Security
Instruments (to the full extent of any such taxes, assessments or other charges); (e) failure to pay charges for labor or materials or other charges which can create liens on any portion of the Mortgaged Property or the Other Collateral (to the full extent of the amount rightfully claimed by any such claimant); (f) prepaid rent and rental or other income derived from the Mortgaged Property or the Other Collateral from and after the occurrence of a default under this Note or the Security Instruments (whether any of such condemnation awards, insurance proceeds, income or other funds derived from the Mortgaged Property are held by Payee or received by Maker); (g) any loss incurred by Payee as a result of Maker's forfeiture of the Mortgaged Property resulting from criminal activity by any person whether or not such criminal activity is conducted on or in any manner relates to the Mortgaged Property or the Other Collateral; and (h) all sums due Payee, excluding payments of principal and accrued interest due pursuant to this Note, following exercise by Payee of its right to perform Maker's obligations under the Security Instruments to preserve, protect or defend the Mortgaged Property as collateral for this Note after notice and opportunity to cure, if any, as provided in the Security Instruments. Additionally, Payee shall have the right to off-set against any funds held by Payee (including, without limitation, escrows for taxes and insurance) pursuant to this Note and any of the Security Instruments. Nothing herein contained shall be construed to prevent Payee from exercising and enforcing any other remedy allowed at law or in equity or by any statute or by the terms of this Note or the Security Instruments nor shall anything herein contained be deemed to be a release or impairment of the Deed of Trust, any of the other Security Instruments or the indebtedness evidenced by this Note or secured thereby or shall be deemed to prejudice the right of Payee as against Maker or any other entity now or hereafter liable under any guaranty, bond, or lease covering the Mortgaged Property, the Other Collateral or any portion thereof, policy of insurance or other agreement which Maker may have delivered to Payee in compliance with any of the terms, covenants, and conditions of this Note or any of the Security Instruments, or preclude the Payee from exercising its right to foreclose under the Deed of Trust or any of the other Security Instruments (either by judicial means or non-judicial means) in the event of a default under this Note or any of the Security Instruments, or except as may be limited by the foregoing provisions of this paragraph, from enforcing any of the Payee's rights under this Note or under any of the Security Instruments including, without limitation, the right to the appointment of a receiver for the Mortgaged Property or the Other Collateral, or limit the rights or remedies which Payee would otherwise be entitled to at law or in equity absent the limitation of liability provisions set forth in this paragraph against Maker for fraud perpetrated by Maker against Payee. In addition, notwithstanding any other provisions of this Note or the Security Instruments, the Maker shall be personally liable for any loss, damage or injury sustained by Payee arising from the breach of any warranty or representation contained in any affidavit made by or on behalf of Maker or in any of the Security Instruments regarding hazardous wastes or other hazardous or toxic substances, including, but not limited to, any breach of the warranties, representations, covenants or indemnities contained in Article 11 of the Deed of Trust relating to "Hazardous Materials" (as therein defined).


                                       IPOP MANAGEMENT, INC.,
                                       a Delaware corporation

                                       By: /s/ Robert P. Brindley
                                           -----------------------------------
                                           President/Secretary




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